Exhibit 99.1

PRESS RELEASE

ARMADA HOFFLER REPORTS FOURTH QUARTER 2025 RESULTS

GAAP Net Loss of $0.01 Per Diluted Share for the Fourth Quarter
and $0.08 per Diluted Share for the Full Year

Normalized FFO of $0.29 Per Diluted Share for the Fourth Quarter
and $1.08 per Diluted Share for the Full Year

Office Same Store NOI Growth of 10.4% (GAAP)
Positive Office Renewal Spreads of 9.1% (GAAP) and 2.5% (Cash)

Positive Retail Renewal Spreads of 15.3% (GAAP) and 10.1% (Cash)

VIRGINIA BEACH, VA, February 17, 2026 – Armada Hoffler Properties, Inc. (NYSE: AHH) today announced its results for the quarter ended December 31, 2025 and provided an update on current events and earnings guidance.

Fourth Quarter and Recent Highlights:

•Net loss attributable to common stockholders and OP Unitholders of $1.0 million, or $0.01 per diluted share, compared to net income attributable to common stockholders and OP Unitholders of $26.1 million, or $0.26 per diluted share, for the three months ended December 31, 2024.

•Funds from operations attributable to common stockholders and OP Unitholders ("FFO") of $23.1 million, or $0.23 per diluted share, compared to $29.7 million, or $0.29 per diluted share, for the three months ended December 31, 2024. See "Non-GAAP Financial Measures."

•Normalized funds from operations attributable to common stockholders and OP Unitholders ("Normalized FFO") of $29.5 million, or $0.29 per diluted share, compared to $27.8 million, or $0.27 per diluted share, for the three months ended December 31, 2024. See "Non-GAAP Financial Measures."

•As of December 31, 2025, weighted average stabilized portfolio occupancy was 95.3%. Retail occupancy was 94.9%, office occupancy was 96.4%, and multifamily occupancy was 94.6%.

•Positive spreads on renewals across all commercial segments:
◦Retail 15.3% (GAAP) and 10.1% (Cash)
◦Office 9.1% (GAAP) and 2.5% (Cash)

•During the fourth quarter of 2025, two new retail leases at Columbus Village II in Town Center of Virginia Beach opened for business - Trader Joes with a 14,000-square-foot lease and Golf Galaxy with a 19,000-square-foot lease. As of December 31, 2025, Columbus Village II is at 95.3% occupancy.

•Same Store Net Operating Income ("NOI") increased 6.3% on a GAAP basis compared to the quarter ended December 31, 2024.

•During the fourth quarter of 2025, unrealized losses on non-designated interest rate derivatives that negatively affected FFO were $4.9 million. As of December 31, 2025, the value of the Company’s entire interest rate derivative portfolio, net of unrealized losses, was $7.9 million. These losses are excluded from Normalized FFO.

•On October 16, 2025, the Company announced that its Board of Directors unanimously appointed Shawn J. Tibbetts as Chairman of the Board, effective January 1, 2026. This appointment represents the final step in the succession plan initiated in 2024. Mr. Tibbetts continues to serve as the President and Chief Executive Officer.

•On December 10, 2025, the Company acquired Solis Gainesville II. The consideration for such acquisition included the repayment of the Company's outstanding $26.9 million preferred equity investment in the project.

Financial Results

Net loss attributable to common stockholders and OP Unit holders for the fourth quarter was $1.0 million compared to net income attributable to common stockholders and OP Unit holders of $26.1 million for the fourth quarter of 2024. The period-over-period change was primarily driven by gains on the dispositions of Nexton Square and Market at Mill Creek in the fourth quarter of 2024.

FFO attributable to common stockholders and OP Unit holders for the fourth quarter of 2025 was $23.1 million compared to $29.7 million for the fourth quarter of 2024. The period-over-period decrease in FFO was primarily due to a decrease in the unrealized gains of derivatives and an increase in portfolio NOI, partially offset by an increase in interest expense due to less capitalized interest in 2025 due to properties coming out of development. Normalized FFO attributable to common stockholders and OP Unit holders for the fourth quarter increased to $29.5 million compared to $27.8 million for the fourth quarter of 2024. The year-over-year increase in Normalized FFO was primarily due to an increase in portfolio NOI, partially offset by an increase in interest expense due to less capitalized interest in 2025 due to properties coming out of development.

Net loss attributable to common stockholders and OP Unit holders for the full year was $7.9 million compared to net income of $30.9 million for the year ended December 31, 2024. FFO attributable to common stockholders and OP Unit holders for the full year decreased to $79.4 million compared to $99.8 million for the year ended December 31, 2024. Normalized FFO attributable to common stockholders and OP Unit holders for the full year decreased to $110.1 million compared to $118.9 million for the year ended December 31, 2024. The year‑over‑year changes were positively impacted by higher property NOI and positive releasing spreads, lower capitalized interest due to properties coming out of development, and the impairment of development costs related to undeveloped land under predevelopment in 2024. The year‑over‑year changes were negatively impacted by lower interest income due to decreased rates on real estate financing investments, the gains on the dispositions of Nexton Square and Market at Mill Creek in 2024, and a decrease in fair value of undesignated derivatives in the current year.

Operating Performance

At the end of the fourth quarter, the Company’s retail, office, and multifamily stabilized operating property portfolios were 94.9%, 96.4%, and 94.6% occupied, respectively.

Interest income from real estate financing investments was $3.6 million for the three months ended December 31, 2025.

Balance Sheet and Financing Activity

As of December 31, 2025, the Company had $1.5 billion of total debt outstanding, including $241.0 million outstanding under its revolving credit facility. Total debt outstanding excludes GAAP adjustments and deferred financing costs. As of December 31, 2025, the Company’s debt was 96% fixed or economically hedged after considering interest rate swaps.

Supplemental Financial Information

Further details regarding operating results, properties, and leasing statistics can be found in the Company’s supplemental financial package available on the Investors page at ArmadaHoffler.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, February 17, 2026 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The recorded webcast will be available through the Investors page of the Company’s website, ArmadaHoffler.com. To participate in the call, please dial (+1) 800 549 8228 (toll-free dial-in number) or (+1) 646 564 2877 (toll dial-in number). The conference ID is 89782. A telephonic replay will be available shortly after the conclusion of the call through Thursday, March, 19, 2026. This replay may be accessed by dialing (+1) 888 660 6264 (toll-free dial-in number) or (+1) 646 517 3975 (toll dial-in number) and providing passcode 89782 #.

About Armada Hoffler Properties, Inc.

Armada Hoffler (NYSE: AHH) is a vertically integrated, self-managed real estate investment trust with over four decades of experience managing high-quality properties located primarily in the Mid-Atlantic     and Southeastern United States. Our focus is to deliver long-term, sustainable shareholder value by consistently investing in and operating the highest quality assets, maintaining a robust and resilient balance sheet, and fostering a dynamic, highly skilled team. Founded in 1979 by Daniel A. Hoffler, Armada Hoffler has elected to be taxed as a REIT for U.S. federal income tax purposes. For more information visit ArmadaHoffler.com.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, the Company's real estate financing program, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize any forward-looking statement. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. Also, FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Management also believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that Normalized FFO is a more useful performance measure that excludes certain items, including but not limited to, debt extinguishment losses and prepayment penalties, impairment and accelerated amortization of intangible assets and liabilities, property acquisition, development, and other pursuit costs, mark-to-market adjustments for interest rate derivatives not designated as cash flow hedges, amortization of payments made to purchase interest rate caps and swaps designated as cash flow hedges, provision for unrealized non-cash credit losses, amortization of right-of-use assets attributable to finance leases, severance related costs, and other non-comparable items. Other equity REITs may not calculate Normalized FFO in the same manner as we do, and, accordingly, our Normalized FFO may not be comparable to such other REITs' Normalized FFO.

NOI is the measure used by the Company’s chief operating decision-maker to assess segment performance. The Company calculates NOI as segment revenues less segment expenses. Segment revenues include rental revenues (base rent, expense reimbursements, termination fees, and other revenue) for our property segments, general contracting and real estate services revenues for our general contracting and real estate services segment, and interest income for our real estate financing segment. Segment expenses include rental expenses and real estate taxes for our property segments, general contracting and real estate services expenses for our general contracting and real estate services segment, and interest expense for our real estate financing segment. Segment NOI for the general contracting and real estate services and real estate financing segments is also referred to as segment gross profit. NOI is not a measure of operating income or cash flows from operating activities as measured in accordance with GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. Not all companies calculate NOI in the same manner. The Company considers NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of the Company’s real estate and construction businesses. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight line rent and the amortization of lease incentives and above/below market rents.

For reference, as an aid in understanding the Company’s computation of NOI, NOI Cash Basis, FFO and Normalized FFO, a reconciliation of net income calculated in accordance with GAAP to NOI, NOI Cash Basis, FFO, and Normalized FFO has been included further in this release.

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	December 31, 2025	December 31, 2024
	(UNAUDITED)
ASSETS
Real estate investments:
Income producing property	$2,524,525	$2,171,970
Held for development	5,683	5,683
Construction in progress	17,053	17,515
	2,547,261	2,195,168
Accumulated depreciation	(521,189)	(450,419)
Net real estate investments	2,026,072	1,744,749
Assets held for sale, net	34,760	134,370
Cash and cash equivalents	49,158	32,000
Restricted cash	3,229	1,581
Accounts receivable, net	66,176	52,843
Notes receivable, net	128,674	132,565
Equity method investments	47,926	158,151
Operating lease right-of-use assets	22,610	22,841
Finance lease right-of-use assets	87,473	88,986
Acquired lease intangible assets	77,606	89,739
Other assets	52,517	55,038
Total Assets	$2,596,201	$2,512,863
LIABILITIES AND EQUITY
Indebtedness, net	$1,526,158	$1,295,559
Liabilities of discontinued operations held for sale, net	$30,599	$114,124
Accounts payable and accrued liabilities	40,182	35,083
Operating lease liabilities	31,198	31,365
Finance lease liabilities	93,477	92,646
Other liabilities	45,704	54,418
Total Liabilities	1,767,318	1,623,195
Total Equity	828,883	889,668
Total Liabilities and Equity	$2,596,201	$2,512,863

ARMADA HOFFLER PROPERTIES, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Revenues
Rental revenues	$71,952	$62,953	$269,624	$256,697
Interest income	3,650	4,390	15,577	17,371
Total revenues	75,602	67,343	285,201	274,068

Expenses
Rental expenses	17,700	16,066	66,925	62,410
Real estate taxes	6,425	5,313	25,100	23,308
Depreciation and amortization	23,554	25,226	91,522	90,829
General and administrative expenses	4,453	4,441	20,341	19,287
Acquisition, development, and other pursuit costs	9	—	93	5,530
Impairment charges	23	—	373	1,494
Total expenses	52,164	51,046	204,354	202,858
Gain on real estate dispositions, net	—	21,305	—	21,305
Operating income	23,438	37,602	80,847	92,515
Interest expense	(23,211)	(18,376)	(85,309)	(78,965)
Equity in income (loss) of unconsolidated real estate entities	57	245	(2,140)	245
(Loss) gain on consolidation of real estate entities	(269)	—	6,646	—
Loss on extinguishment of debt	—	(134)	(69)	(247)
Change in fair value of derivatives and other	256	7,273	(1,522)	14,251
Unrealized credit loss release (provision)	124	(103)	437	(156)
Other (expense) income, net	(13)	(45)	(57)	209
Income (loss) before taxes from continuing operations	382	26,462	(1,167)	27,852
Income tax benefit	—	—	—	—
Income (loss) from continuing operations	382	26,462	(1,167)	27,852
Discontinued operations
Income from discontinued operations	1,580	2,080	4,580	14,028
Income tax benefit from discontinued operations	—	494	185	614
Income from discontinued operations, net of taxes	1,580	2,574	4,765	14,642
Net income	1,962	29,036	3,598	42,494
Net (income) loss attributable to noncontrolling interests in investment entities	(32)	(9)	99	(43)
Preferred stock dividends	(2,887)	(2,887)	(11,548)	(11,548)
Net (loss) income attributable to common stockholders and OP Unitholders	$(957)	$26,140	$(7,851)	$30,903

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET (LOSS) INCOME TO FFO & NORMALIZED FFO
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)
Net (loss) income attributable to common stockholders and OP Unitholders	$(957)	$26,140	$(7,851)	$30,903
Depreciation and amortization, net(1)	23,767	24,899	93,541	88,754
Loss (gain) on consolidation of real estate entities	269	—	(6,646)	—
Gain on operating real estate dispositions, net (2)	—	(21,305)	—	(21,305)
Impairment of real estate assets	23	—	373	1,494
FFO attributable to common stockholders and OP Unitholders	$23,102	$29,734	$79,417	$99,846
Acquisition, development, and other pursuit costs	167	1	517	5,531
Accelerated amortization of intangible assets and liabilities	—	—	(169)	(5)
Loss on extinguishment of debt	—	134	69	247
Unrealized credit loss (release) provision	(124)	103	(437)	156
Amortization of right-of-use assets - finance leases	395	394	1,580	1,578
Decrease (increase) in fair value of derivatives not designated as cash flow hedges	4,929	(2,497)	22,496	9,612
Stock compensation normalization	523	—	3,299	—
Amortization of interest rate derivatives on designated cash flow hedges	381	(32)	1,530	422
Severance related costs	117	—	1,801	1,506
Normalized FFO available to common stockholders and OP Unitholders	$29,490	$27,837	$110,103	$118,893
Net (loss) income attributable to common stockholders and OP Unitholders per diluted share and unit	$(0.01)	$0.26	$(0.08)	$0.33
FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.23	$0.29	$0.78	$1.08
Normalized FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.29	$0.27	$1.08	$1.29
Weighted-average common shares and units - diluted	102,116	101,361	101,920	92,326
________________________________________

(1) The adjustment for depreciation and amortization excludes amortization of above and below-market ground lease assets. The adjustment for depreciation and amortization for the three and twelve months ended December 31, 2025 excludes $0.3 million and $1.0 million, respectively, of depreciation attributable to our partners. The adjustment for depreciation and amortization for the three and twelve months ended December 31, 2024 excludes $0.2 million and $0.9 million, respectively, of depreciation attributable to our partners.

(2) Accounts for the double-issuance of stock compensation due to a modification in the structure of executive compensation grants, removing the impact of grants in the current year that are related to the prior year's performance. New grants are now issued in the year in which performance relates. Adjustment also removes impact of a one-time acceleration of 100% of stock compensation awarded to our former Chief Executive Officer in relation to prior year performance and the special award granted in June 2025. This adjustment accounts for the duplicate expense, but does not adjust for the double issuance of shares. This adjustment also specifically excludes the impact of the special awards granted in June 2025 to a select group of employees, including our executive officers.

ARMADA HOFFLER PROPERTIES, INC.
RECONCILIATION OF NET (LOSS) INCOME TO SAME STORE NOI, CASH BASIS
(in thousands) (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Retail Same Store (1)
Same Store NOI, Cash Basis	$16,902	$16,343	$66,460	$66,919
GAAP Adjustments (2)	(1,455)	(1,034)	(5,313)	(4,065)
Same Store NOI	18,357	17,377	71,773	70,984
Non-Same Store NOI (3)	370	1,910	2,002	5,313
Segment NOI	18,727	19,287	73,775	76,297

Office Same Store (4)
Same Store NOI, Cash Basis	13,666	11,713	53,607	50,132
GAAP Adjustments (2)	(1,672)	(2,183)	(8,000)	(7,812)
Same Store NOI	15,338	13,896	61,607	57,944
Non-Same Store NOI (3)	3,632	(696)	4,942	3,748
Segment NOI	18,970	13,200	66,549	61,692

Multifamily Same Store (5)
Same Store NOI, Cash Basis	7,835	7,804	30,774	30,787
GAAP Adjustments (2)	(231)	(209)	(877)	(834)
Same Store NOI	8,066	8,013	31,651	31,621
Non-Same Store NOI (3)	2,064	1,074	5,624	2,621
Segment NOI	10,130	9,087	37,275	34,242
Total Property NOI	47,827	41,574	177,599	172,231

Real estate financing gross profit	1,361	2,274	6,829	9,489
Interest income (6)	79	351	746	1,294
Depreciation and amortization	(23,554)	(25,226)	(91,522)	(90,829)
General and administrative expenses	(4,453)	(4,441)	(20,341)	(19,287)
Acquisition, development, and other pursuit costs	(9)	—	(93)	(5,530)
Impairment charges	(23)	—	(373)	(1,494)
Gain on real estate dispositions, net	—	21,305	—	21,305
Interest expense (7)	(21,001)	(16,611)	(77,307)	(72,377)
Equity in Income (Loss) of Unconsolidated Real Estate Entities	57	245	(2,140)	245
(Loss) gain on consolidation of real estate entities	(269)	—	6,646	—
Loss on extinguishment of debt	—	(134)	(69)	(247)
Change in fair value of derivatives and other	256	7,273	(1,522)	14,251
Unrealized credit loss release (provision)	124	(103)	437	(156)
Other (expense) income, net	(13)	(45)	(57)	209
Income (loss) from continuing operations	382	26,462	(1,167)	27,852
Discontinued operations
Income from discontinued operations	1,580	2,080	4,580	14,028
Income tax benefit from discontinued operations	—	494	185	614
Income from discontinued operations, net of taxes	1,580	2,574	4,765	14,642
Net income	1,962	29,036	3,598	42,494

Net (income) loss attributable to noncontrolling interests in investment entities	(32)	(9)	99	(43)
Preferred stock dividends	(2,887)	(2,887)	(11,548)	(11,548)
Net (loss) income attributable to common stockholders and OP Unitholders	$(957)	$26,140	$(7,851)	$30,903
________________________________________

(1) Retail same-store portfolio for the three months and year ended December 31, 2025 and 2024 excludes Southern Post Retail, Allied | Harbor Point Retail, and Columbus Village II due to redevelopment, as well as Market at Mill Creek and Nexton Square which were sold in December 2024.

(2) GAAP Adjustments include adjustments for the net effects of straight-line rental revenues, the amortization of lease incentives and above/below market rents, the net effects of straight-line rental expenses, and ground rent expenses for finance leases.
(3) Includes expenses associated with the Company's in-house asset management division.
(4) Office same-store portfolio for the three months and year ended December 31, 2025 and 2024 excludes Southern Post Office and Allied | Harbor Point Office Garage.
(5) Multifamily same-store portfolio for the three months and year ended December 31, 2025 and 2024 excludes Chandler Residences, The Allied | Harbor Point, and Greenside Apartments.
(6) Excludes real estate financing segment interest income.
(7) Excludes real estate financing segment interest expense.

Contact:

Chelsea Forrest
Armada Hoffler
Vice President of Corporate Communications and Investor Relations
Email: CForrest@ArmadaHoffler.com
Phone: (757) 612-4248